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                                                                    EXHIBIT 23.2

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to the use of our opinion letter dated August 1, 1999 to the Board of Directors of Chicago Title Corporation ("Chicago Title"), included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Chicago Title with and into and Fidelity National Financial, Inc. and to references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary -- The Merger -- Opinions of Financial Advisors," "Risk
Factors -- Chicago Title stockholders could end up receiving merger consideration having a value of less than $52.00 per share of Chicago Title common stock," "The Merger -- Background of the Merger," "The Merger -- Chicago Title Reasons for the Merger; Recommendation of the Chicago Title Board of Directors," and "The Merger -- Opinion of Chicago Title's Financial Advisor." In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED

                                       By: /s/ MERRILL LYNCH, PIERCE, FENNER &
                                           SMITH INCORPORATED
                                          --------------------------------------
                                           Merrill Lynch, Pierce, Fenner & Smith
                                           Incorporated

New York, New York
October 13, 1999